Exhibit 99.1
At the Company:
Akorn, Inc.
Arthur S. Przybyl
President and CEO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn, Inc. Reports Third Quarter 2005 Financial Results;
Expands Business Development Activities
Buffalo Grove, IL, November 7, 2005 – Akorn, Inc. (AMEX: AKN) today announced net sales of $11.0 million for the third quarter ended September 30, 2005 vs. $15.4 million in the comparable prior year period. The revenue shortfall as compared to last year’s third quarter was primarily due to IC-Green and Cyanide Antidote kit sales. IC-Green sales last year were positively impacted by stocking orders in anticipation of a planned manufacturing room shutdown for upgrade renovations by our third party contract manufacturer and Cyanide kit sales were positively impacted by one-time government orders.
For the third quarter ended September 30, 2005, the Company realized a gross profit of $3.7 million. On a year-over-year basis, Akorn improved its cash flow from operations. Net cash provided by (used in) operating activities for the third quarter and nine months ended September 30, 2005 were $2.7 million and $0.6 million, vs. ($0.7) million and ($1.9) million in the comparable prior year periods.
Highlights for the Third Quarter 2005 include:
•	The receipt of a Public Pre-Solicitation Notice from the Department of Health and Human Services (HHS) for the procurement of Calcium-DTPA and Zinc-DTPA. In early October 2005, the Pre-Solicitation Notice was supplemented by a Request for Proposal (RFP). The RFP provides for initial order quantities of 450,000 units of DTPA as well as an option to purchase an additional one million units of DTPA.
•	The Food and Drug Administration (FDA) conducted an inspection in August 2005 of the Decatur, IL manufacturing facility. At the conclusion of this inspection, a Form 483 Notice of Findings was issued. The inspection results remain under review by the FDA.
•	The signing of a consulting agreement with Drs. Elias Reichel and Brandon Busbee to develop AK-1015, a unique formulation of a therapeutic agent for ophthalmic surgeries or office-based procedures.

•	The renewal of a Credit Agreement with LaSalle Bank National Association. The renewal extends the existing Agreement for an additional three years and increases the Revolving Commitment amount from $5.0 million to $10.0 million.
Arthur S. Przybyl, Akorn’s President and Chief Executive Officer stated, “We continue to work on our primary business objectives:
1.	The procurement of a contract for Ca-DTPA and Zn-DTPA from the Department of Health and Human Services. We expect to obtain a signed contract and to begin shipping product in the fourth quarter of 2005.
2.	The continued investment and expansion in new product development through external strategic partnerships. We currently have nine partnerships that have developed and are developing a total of 88 drug products, which are projected for market launch over the next two to five years.
3.	The validation of our state-of-the-art lyophilization facility. We expect to complete the validation of the facility by December 31, 2005 and begin media fills in the first quarter of 2006.
4.	The regulatory clearance of our Decatur, IL manufacturing facility. We were inspected by the FDA in August 2005, and the FDA review of that inspection is ongoing with a final resolution expected in the fourth quarter of 2005.
5.	The continued improvement of our business model. In our drive to profitability, we continue to generate positive cash flow from operations. Our current ratio has improved to 2.30, and we expect to be in a position to retire our remaining debt instruments from our balance sheet by the end of the first quarter of 2006.”

About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.
Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.
Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.
Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Such factors include, but are not limited to, risks and uncertainties relating to the resolution of the FDA compliance issues at our Decatur, Illinois manufacturing facility. Other factors besides those listed there could also adversely affect our results.

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS
(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,024	$4,110
Trade accounts receivable (less allowance for doubtful accounts of $189 and $435 respectively)	1,821	6,582
Inventories	10,751	10,421
Prepaid expenses and other current assets	1,364	1,280

TOTAL CURRENT ASSETS	15,960	22,393
PROPERTY, PLANT AND EQUIPMENT, NET	30,680	31,893
OTHER LONG-TERM ASSETS
Intangibles, net	10,560	11,618
Other	45	1,018

TOTAL OTHER LONG-TERM ASSETS	10,605	12,636

TOTAL ASSETS	$57,245	$66,922

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current installments of debt and debt in default	$2,850	$3,590
Trade accounts payable	2,118	5,397
Accrued compensation	665	499
Accrued expenses and other liabilities	1,315	1,674

TOTAL CURRENT LIABILITIES	6,948	11,160
LONG-TERM LIABILITIES
Long-term debt, less current installments	4,699	6,790
Other	1,879	1,646

TOTAL LONG-TERM LIABILITIES	6,578	8,436

TOTAL LIABILITIES	13,526	19,596

SHAREHOLDERS’ EQUITY
Common stock, no par value — 150,000,000 shares authorized; 26,455,780 and 25,132,684 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	64,134	59,571
Series A Preferred Stock, $1.00 par value, 257,172 shares authorized and issued, 242,172 shares outstanding at September 30, 2005 and December 31, 2004	26,942	25,787
Series B Preferred Stock, $1.00 par value, 170,000 shares authorized, 141,000 shares issued, 120,800 outstanding at September 30, 2005 and 138,500 outstanding at December 31, 2004	11,998	13,109
Warrants to acquire common stock	13,905	14,160
Accumulated deficit	(73,260)	(65,301)

TOTAL SHAREHOLDERS’ EQUITY	43,719	47,326

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$57,245	$66,922

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2005	2004	2005	2004
Revenues	$10,985	$15,388	$33,744	$38,124
Cost of sales	7,317	8,614	21,881	24,012

GROSS PROFIT	3,668	6,774	11,863	14,112
Selling, general and administrative expenses	3,894	4,068	10,961	10,218
Amortization and write-down of intangibles	353	311	1,157	2,871
Research and development expenses	1,438	438	4,203	1,150

TOTAL OPERATING EXPENSES	5,685	4,817	16,321	14,239

OPERATING INCOME (LOSS)	(2,017)	1,957	(4,458)	(127)
Interest expense	(595)	(996)	(1,705)	(3,709)
Gain related to dispute settlements	—	1,582	—	1,582
Gain on Retirement of Debt	—	—	1,212	—

INCOME (LOSS) BEFORE INCOME TAXES	(2,612)	2,543	(4,951)	(2,254)
Income tax provision (benefit)	2	(44)	17	(42)

NET INCOME (LOSS)	(2,614)	2,587	(4,968)	(2,212)
Preferred stock dividends and adjustments	(1,015)	(33,318)	(2,991)	(33,318)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(3,629)	$(30,731)	$(7,959)	$(35,530)

NET LOSS PER SHARE:
BASIC AND DILUTED	$(0.14)	$(1.49)	$(0.31)	$(1.76)

SHARES USED IN COMPUTING NET LOSS PER SHARE:
BASIC AND DILUTED	26,203	20,605	25,804	20,230

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS
(UNAUDITED)

	NINE MONTHS ENDED
	SEPTEMBER 30
	2005	2004
OPERATING ACTIVITIES
Net loss	$(4,968)	$(2,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,927	3,054
Amortization of deferred financing costs	72	1,184
Amortization of debt discounts	876	1,009
Write-down of long lived assets	—	1,849

Gain related to dispute settlements	—	(1,582)

Prepayments to Strides Arcolab Limited	(1,500)	(1,250)
Gain on Retirement of Debt	(1,212)	—
Non-cash expenses related to preferred stock	—	1,064
Non-cash stock compensation expense	273	—
Changes in operating assets and liabilities:
Trade accounts receivable	4,761	(4,498)
Inventories	(330)	(695)
Prepaid expenses and other current assets	480	(122)
Trade accounts payable	(3,279)	356
Accrued expenses and other liabilities	502	(36)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	602	(1,879)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(744)	(611)
Purchase of intangible assets	(75)	(60)

Proceeds from the sale of investment	—	2,000

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(819)	1,329
FINANCING ACTIVITIES
Repayment of long-term debt	(253)	(6,650)
Repayment of NeoPharm Debt	(2,500)	—
Net borrowings (payments) under lines of credit	—	(1,400)
Net proceeds from Series B offering	—	13,044
Proceeds from Warrants	150	—
Proceeds under stock option and stock purchase plans	734	1,007

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,869)	6,001

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,086)	5,451
Cash and cash equivalents at beginning of period	4,110	218

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,024	$5,669

Amount paid for interest (net of capitalized interest)	$397	$408
Amount paid/(refunded) for income taxes	72	(44)